SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14 (a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                    [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 AMERIPATH, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)


          ------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6 (i) (1) and 0-11.
        (1)   Title of each class of securities to which transaction applies:
        (2)   Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        (4)   Proposed maximum aggregate value of transaction:
        (5)   Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)   Amount Previously Paid:
        (2)   Form, Schedule or Registration No.:
        (3)   Filing Party:
        (4)   Date Filed:

                    -----------------------------------------
                                 AMERIPATH, INC.
                    -----------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 5, 1999

To the Stockholders of AmeriPath, Inc.:

         NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of AmeriPath, Inc., a Delaware corporation (the "Company"), will be held at the Palm Beach Gardens Marriott Hotel, 4000 RCA Boulevard, Palm Beach Gardens, Florida, at 11:00 a.m., local time, on Wednesday, May 5, 1999, for the following purposes:

                  (1) To elect two (2) members to the Company's Board of Directors to hold office until the 2002 Annual Meeting or until their successors are duly elected and qualified;

                  (2) To consider and vote upon a proposal to approve the Company's Amended and Restated 1996 Stock Option Plan; and

                  (3) To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on March 26, 1999 as the record date for determining those stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

         Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

                                       By Order of the Board of Directors,

                                       Robert P. Wynn
                                       SECRETARY

Riviera Beach Florida
March 31, 1999

THIS IS AN IMPORTANT MEETING AND ALL STOCKHOLDERS ARE ENCOURAGED TO ATTEND THE MEETING IN PERSON. THOSE STOCKHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON AT THE MEETING.

                       1999 ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                                 AMERIPATH, INC.

          ------------------------------------------------------------
                                 PROXY STATEMENT
          ------------------------------------------------------------

                     TIME, DATE AND PLACE OF ANNUAL MEETING

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of AmeriPath, Inc., a Delaware corporation (the "Company"), of proxies from the holders of the Company's Common Stock, par value $.01 per share (the "Common Stock"), for use at the 1999 Annual Meeting of Stockholders of the Company to be held at the Palm Beach Gardens Marriott Hotel, 4000 RCA Boulevard, Palm Beach Gardens, Florida, at 11:00 a.m., local time, on Wednesday, May 5, 1999, and at any adjournments or postponements thereof (the "Annual Meeting").

         The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to stockholders is March 31, 1999. Stockholders should review the information in this Proxy Statement together with the Company's Annual Report to Stockholders for the year ended December 31, 1998 which accompanies this Proxy Statement. The Company's principal executive offices are located at 7289 Garden Road, Suite 200, Riviera Beach, Florida 33404, and its telephone number is (561) 845-1850.

                          INFORMATION CONCERNING PROXY

         The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any stockholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

         The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in doing so.

                         PURPOSES OF THE ANNUAL MEETING

         At the Annual Meeting, the Company's stockholders will consider and vote upon the following matters:

                  (1) To elect two (2) members to the Company's Board of Directors to hold office until the 2002 Annual Meeting or until their successors are duly elected and qualified;

                  (2) To consider and vote upon a proposal to approve the Company's Amended and Restated 1996 Stock Option Plan (the "Stock Option Plan"); and

                  (3) To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

         If you sign and return the enclosed proxy, the proxies named therein will have authority to vote your shares of AmeriPath Common Stock at the Annual Meeting as indicated therein. Unless you indicate otherwise on the enclosed proxy, all shares of AmeriPath Common Stock represented by valid proxies (including your shares) received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth herein) will be voted (a) for the election of the respective nominees for director named below,
(b) in favor of the proposal to approve the Company's Stock Option Plan, and (c) by the proxies in their discretion upon any other proposals that may properly come before the meeting. In the event a stockholder specifies a different choice by means of the enclosed proxy, his shares will be voted in accordance with the specification so made.

                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

         The Board of Directors has set the close of business on March 26, 1999 as the record date (the "Record Date") for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting. As of March 12, 1999, there were 21,085,891 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to stockholders for approval at the Annual Meeting. Stockholders do not have the right to cumulate their votes for directors.

         The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for stockholders to take action at the meeting. If a quorum is present at the Annual Meeting, the nominees for director shall be elected by a plurality of the votes of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting will be required for approval of the proposal to approve the Company's Stock Option Plan. If less than a majority of the outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place.

         Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter.

         Shares represented by proxies reflecting abstentions will be considered as shares present and entitled to vote for purposes of determining the presence of a quorum and will be counted as votes cast for purposes of determining the outcome of any matter submitted to the shareholders for a vote, but will not be counted as votes "for" or "against" any matter subject to the abstention. The inspectors of election will treat shares referred to as "broker or nominee non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the proxies reflect broker or nominee non-votes, shares represented by such proxies will be treated as not present and not entitled to vote on that subject matter and therefore will not be considered by the inspectors of election when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Accordingly, broker or nominee non-votes will not have the same effect as a vote against the election of any director or against the proposal to approve the Company's Stock Option Plan. Abstentions will not have the same effect as a vote against the election of any director, but abstentions will have the same effect as a vote against the proposal to approve the Stock Option Plan.

                          BENEFICIAL SECURITY OWNERSHIP

         The following table sets forth, as of March 12, 1999, information with respect to the beneficial ownership of the Company's Common Stock by (i) the Company's Chief Executive Officer and each of the other "Named Executive Officers" (as defined below in "Executive Compensation--Summary Compensation Table"), (ii) each director of the Company, (iii) all directors and executive officers of the Company as a group and (iv) each holder of five percent (5%) or more of the Company's outstanding shares of Common Stock. The Company is not aware of any beneficial owner of more than five percent of the outstanding shares of Common Stock other than as set forth in the following table.

                                                                                       SHARES           PERCENT OF
                                                                                    BENEFICIALLY       OUTSTANDING
NAME OF BENEFICIAL OWNER (1)                                                          OWNED (2)           SHARES
----------------------------                                                        ------------       -----------
Summit (3)...................................................................        1,785,776             8.5%
T. Rowe Price Associates, Inc. (4)...........................................        2,097,654             9.9%
James C. New (5).............................................................          255,014             1.2%
Alan Levin, M.D.(6)..........................................................           57,200              *
Leslie B. Rosen, M.D. (7)....................................................           73,000              *
Robert P. Wynn (8)...........................................................          154,400              *
Gary A. Davis (9)............................................................            1,400              *
Timothy M. Kilpatrick, M.D.(10)..............................................            2,925              *
Thomas S. Roberts (3) .......................................................        1,785,776             8.5%
C. Arnold Renschler, M.D. (11)...............................................            3,000              *
E. Roe Stamps, IV (3) .......................................................        1,785,776             8.5%
All directors and executive officers as a group (10 persons) (12)............        2,397,091            11.2%

------------

*        Less than one percent.

1. Unless otherwise indicated, the address of each of the beneficial owners identified is 7289 Garden Road, Suite 200, Riviera Beach, Florida 33404.

2. Based on 21,085,891 shares of Common Stock outstanding as of March 12, 1999. Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which a person had the right to acquire within 60 days pursuant to the exercise of stock options or the conversion of a convertible security are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

3. Includes 1,254,547, 11,922 and 519,307 shares of Common Stock held by Summit Ventures III, L.P., Summit Investors II, L.P. and Summit Subordinated Debt Fund, L.P. (collectively, "Summit"), respectively, each of which is a limited partnership. Summit Partners III, L.P. is the general partner of Summit Ventures III, L.P.,. and Summit Partners SD, L.P. is the general partner of Summit Subordinated Debt Fund, L.P. Stamps, Woodsum & Co. III is the general partner of Summit Partners III, L.P. and Summit Partners SD, L.P.

         Thomas S. Roberts is a director of the Company and is a General Partner of Stamps, Woodsum & Co. III and Summit Investors II, L.P. E. Roe Stamps, IV is a director of the Company and is Managing General Partner of Stamps, Woodsum & Co. III and Summit Investors II, L.P. Mr. Roberts and Mr. Stamps both disclaim beneficial ownership of all such shares of Common Stock. The address of Summit and Messrs. Roberts and Stamps is 600 Atlantic Avenue, Boston, Massachusetts 02210. This disclosure of Summit's beneficial ownership is based solely upon information set forth in Summit's Schedule 13G dated February 10, 1999.

4. Represents shares beneficially owned by T. Rowe Price Associates, Inc. ("Price"), as to which Price has sole voting power with respect to 397,454 of such shares and sole dispositive power with respect to all such shares. The address of Price is 100 E. Pratt Street, Baltimore, Maryland 21202. This disclosure of Price's beneficial ownership is based solely upon information set forth in Price's Schedule 13G, as amended.

5. Includes 216,007 shares subject to stock options which are exercisable or become exercisable within 60 days. Does not include 184,004 shares subject to presently unexercisable stock options.

6. Includes 7,200 shares subject to stock options which are exercisable or become exercisable within 60 days. Does not include 41,600 shares subject to presently unexercisable stock options.

7. Includes 5,000 shares subject to stock options which are exercisable or become exercisable within 60 days. Does not include 20,000 shares subject to presently unexercisable stock options. As of February 24, 1999, Dr. Rosen remains as an employed physician of the Company, but was no longer an executive officer the Company.

8. Includes 150,400 shares subject to stock options which are exercisable or become exercisable within 60 days. Does not include 63,200 shares subject to presently unexercisable options.

9. Includes 1,400 shares subject to stock options which are exercisable or become exercisable within 60 days. Does not include 10,600 shares subject to presently unexercisable stock options.

10. Includes 1,000 shares subject to stock options which are exercisable or become exercisable within 60 days. Does not include 4,000 shares subject to presently unexercisable stock options.

11. Includes 1,000 shares subject to stock options which are exercisable or become exercisable within 60 days. Does not include 4,000 shares subject to presently unexercisable stock options.

12. In addition to the shares beneficially owned by officers and directors named in the table above (see footnotes 3, 5, 6, 8, 9, 10 and 11), the shares indicated include 137,376 shares beneficially owned by executive officers of AmeriPath who are not named in the table above, of which 137,176 shares are outstanding and 200 shares are subject to stock options which are exercisable or become exercisable within 60 days.

                         ELECTION OF DIRECTORS; NOMINEES

         The Company's Certificate of Incorporation and Bylaws provide that the number of directors constituting the Company's Board of Directors shall not be less than three nor more than twelve, as determined from time to time by resolution of the Board of Directors. The size of the Board of Directors is currently fixed at six directors.

         The Company's Certificate of Incorporation divides the Board of Directors into three classes. Each class of directors serves staggered three year terms or until their successors are elected and qualified.

         The current classes of the Board of Directors and their terms of office are as follows:

                                                                    TERM
             CLASS        DIRECTORS                              EXPIRATION
             -----        ---------                              ----------
               I          James C. New                              2001
               I          E. Roe Stamps, IV                         2001

              II          Thomas S. Roberts                         1999
              II          Timothy M. Kilpatrick, M.D.               1999

              III         Alan Levin, M.D.                          2000
              III         C. Arnold Renschler, M.D.                 2000

         The two directors in Class II, Thomas S. Roberts and Timothy M. Kilpatrick, M.D., have been nominated for re-election at the Annual Meeting. Each Class II director elected at the Annual Meeting will hold office until the annual meeting of shareholders to be held in 2002.

         In connection with one of the Company's 1997 acquisitions in Texas, the Company agreed to nominate one of the sellers of such practice, if designated by such sellers and acceptable to the Company, to the next available vacancy for inside directors on the Board of Directors of the Company.

         The Company is considering expanding the size of its Board of Directors by adding one or more additional independent directors who can add unique value and perspective to the Board. If added, any such director shall serve until the annual meeting following his or her appointment to the Board.

         All proxies will be voted for Mr. Roberts and Dr. Kilpatrick, absent contrary instructions. The Board of Directors has no reason to believe that the nominees will refuse or be unable to accept election; however, in the event that any nominee is unwilling or unable to accept election or if any other unforeseen contingencies should arise, each proxy that does not specifically direct otherwise will be voted for the remaining nominees, if any, and for such other person(s) as may be designated by the Board of Directors.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         The executive officers and directors of the Company are as follows:

NAME                                   AGE        POSITION WITH COMPANY
----                                   ---        ---------------------
James C. New (1).....................  53         Chairman of the Board, President, Chief
                                                  Executive Officer and Director

Alan Levin, M.D. (1).................  47         Chief Operating Officer and Director

Robert P. Wynn.......................  52         Executive Vice President, Chief Financial
                                                  Officer and Secretary

Dennis M. Smith, Jr., M.D. ..........  47         Senior Vice President and Medical Director

Gary A. Davis .......................  35         Vice President, Sales and Marketing

Stephen V. Fuller....................  44         Vice President, Human Resources

Thomas S. Roberts (1) (2) (3)........  35         Director

Timothy M. Kilpatrick, M.D...........  43         Director and Managing Director of Derrick and
                                                  Associates Pathology Group

C. Arnold Renschler, M.D. (2)........  57         Director

E. Roe Stamps, IV (3)................  52         Director

------------
(1)      Member of Acquisition Committee.
(2)      Member of Audit Committee.
(3)      Member of Compensation Committee.

         JAMES C. NEW was appointed Chairman of the Board of Directors in February 1999, and has been the President, Chief Executive Officer and a director of AmeriPath since January 1996. Prior to joining AmeriPath, Mr. New served as President and Chief Executive Officer and as a director of RehabClinics, Inc., one of the largest outpatient rehabilitation companies in the country, which he founded in 1991. RehabClinics completed its initial public offering in June 1992 and merged with NovaCare, Inc. in February 1994. Mr. New was President of NovaCare, Inc.'s Outpatient Division from 1994 to 1995. Prior to founding RehabClinics, Inc., he served as President of Greater Atlantic Health Service and Physicians Choice of Southeastern Pennsylvania, both HMOs. From 1993 through 1996, Mr. New was the Chairman of the Acquisition Committee and member of the Board of Directors of Pet Practice, Inc. From 1978 to 1985, Mr. New served in various executive positions at Textron, Inc. and Emerson Electric, Inc.

         ALAN LEVIN, M.D. has been Chief Operating Officer since September 1996. He became a director and an affiliated physician of the Company in June 1996 after the Company acquired Derrick and Associates Pathology Group. Prior to that, he served on the Board of Directors of Derrick since 1987, as Treasurer from 1990 to 1994, and President from 1995 until the Company's acquisition of Derrick. Dr. Levin has over 15 years experience as a pathologist and is board certified in anatomic and clinical pathology. He served as the medical director of the inpatient pathology laboratory at Columbia Medical Center, Port St. Lucie, Florida from 1983 until 1997, and presently is a member of that hospital's Board of Trustees. Dr. Levin received his B.A. from Emory University and his M.D. from the University of Miami Medical School. He performed his medical oncology internship at Jackson Memorial Hospital and completed his anatomic and clinical pathology residency at Mount Sinai Medical Center in Miami Beach, Florida.

         ROBERT P. WYNN has served as the Executive Vice President, Chief Financial Officer and Secretary since February 1996. He served as Vice President and Chief Operating Officer of American Laboratory Associates, the predecessor to AmeriPath, from August 1993 to 1996. Mr. Wynn was Vice President and Chief Financial Officer of International Magnetic Imaging, Inc. ("IMI"), from May 1991 until August 1993. Prior to joining IMI, Mr. Wynn was an audit partner with Deloitte Haskins & Sells, certified public accountants (predecessor to Deloitte & Touche LLP). Mr. Wynn has over 26 years of experience in finance and accounting. Mr. Wynn received his B.S. in Accounting from King's College in Pennsylvania.

         DENNIS M. SMITH, JR., M.D. became the Senior Vice President and Medical Director of AmeriPath effective March 1, 1999. He also functions as the Regional Managing Director of its Florida Region and has held that position since May 1998. Dr. Smith was the Vice President of Laboratory Physicians, Jacksonville, Inc. from 1984 through December 1997 when it was acquired by AmeriPath, and has been the Managing Director of that practice since December 1997. Dr. Smith holds the position of Director of Laboratories at Columbia Memorial Hospital in Jacksonville. Currently, Dr. Smith chairs the Board of Trustees of the National Blood Foundation and sits on the Board of Directors of the National Blood Data Resource Center, the Florida-Georgia Blood Alliance, and Immucor, Inc. He is a member of Vanderbilt University's School of Engineering's Committee of Visitors and of the Pan American Health Organization's Advisory Committee on International Blood Bank Standards. Dr. Smith was previously President of the American Association of Blood Banks and Director and Executive Head of the American Red Cross Blood Services, Nashville Region.

         GARY A. DAVIS has been Vice President of Sales and Marketing since January 1998. He was previously the National Director of Field Sales for AmeriPath in 1997 and a Director of Sales and Marketing for American Laboratory Associates from 1990 to 1996. Mr. Davis was employed by American Laboratory Associates in various areas of increasing responsibility since 1984, including as General Manager from 1987 to 1991. Mr. Davis received his Bachelor of Science in Communications from Trinity International University.

         STEPHEN V. FULLER has been Vice President of Human Resources since November 1996. From 1993 to 1996, he served as Vice President, Human Resources for Columbia Miami Heart Institute, a 315-bed full service hospital. From 1991 to 1993, Mr. Fuller served as Director, Human Resources for Delray Community Hospital, an acute care trauma hospital with over 200 beds and 1,400 employees. From 1990 to 1991, he served as Vice President, Human Resources for Hialeah Hospital, a 411-bed hospital with 1,250 employees. Mr. Fuller is a Certified Senior Professional in Human Resources with over 20 years experience in healthcare human resources. He received his Bachelor of Science in Personnel Management and Industrial Relations from Auburn University and his Masters of Business Administration from Nova Southeastern University.

         THOMAS S. ROBERTS has been a director of the Company since February 1996, was Chairman of the Board from February 1996 to February 1999 and was a director of American Laboratory Associates from 1994 to 1996. Mr. Roberts is a General Partner of Summit Investors II, L.P. and Stamps, Woodsum & Co. III, general partnerships, the latter of which is the general partner of Summit Partners III, L.P. and Summit Partners SD, L.P., which is the general partner of Summit Ventures III, L.P. and Summit Subordinated Debt Fund L.P., respectively. Mr. Roberts has been employed with Summit in various positions since 1989. Mr. Roberts is also a director of AMX Corporation as well as several privately held companies.

         TIMOTHY M. KILPATRICK, M.D. has been a director and an affiliated physician of the Company since June 1996 when the Company acquired Derrick and Associates Pathology Group. He has also been Managing Director of Derrick since October 1996 and a stockholder and employee of Derrick since 1986. From 1995 until June 1996, Dr. Kilpatrick was Vice President of Derrick and from 1992 until June 1996, Chairman of its Strategic Planning Committee. He has over 12 years experience as a pathologist and is board certified in anatomic and clinical pathology, as well as in dermatopathology. Dr. Kilpatrick received his B.S. from the University of Florida and his M.D. from the University of Florida, College of Medicine. He completed his residency in pathology at Bowman Gray School of Medicine.

         C. ARNOLD RENSCHLER, M.D. has been a director of the Company since April 1997. Since December 1997, he has been President and CEO of PharMerica, Inc. and a member of its Board of Directors. From June 1996 to November 1997, Dr. Renschler was President and Chief Executive Officer of Pharmacy Corporation of America, a division of Beverly Enterprises, Inc. From January 1990 to June 1996, he held various positions, including serving as a Director, President and Chief Operating Officer and Chief Clinical Officer at NovaCare, Inc. Dr. Renschler is certified in pediatric medicine. He received his B.A. from Walla Walla College and his M.D. from Loma Linda University School of Medicine. He completed his internal medicine residency at Georgetown University Hospital in Washington, D.C., and his pediatric residency at Stanford University in Palo Alto, California.

         E. ROE STAMPS, IV has been a director of the Company since February 1996 and was a director of American Laboratory Associates from 1994 to 1996. Mr. Stamps has more than 24 years experience in venture capital investing and is a Managing General Partner of Stamps, Woodsum & Co. III and Summit Investors II, L.P. Mr. Stamps is also a director of Pediatrix Medical Group, Inc.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the Company's year ended December 31, 1998, the Company's Board of Directors held four formal meetings and took a number of other actions by written consent. During 1998, no director attended fewer than 75% of the aggregate of (i) the number of meetings of the Board of Directors held during the period he served on the Board, and (ii) the number of meetings of committees of the Board of Directors held during the period he served on such committees.

         The only committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Acquisition Committees.

         Mr. Roberts and Dr. Renschler are the current members of the Audit Committee, which held one meeting during 1998. The duties and responsibilities of the Audit Committee include (i) recommending to the Board of Directors the appointment of the Company's independent public accountants and any termination of engagement, (ii) reviewing the plan and scope of independent audits, (iii) reviewing the Company's significant accounting policies and internal controls,
(iv) having general responsibility for all related auditing matters, and (v) reporting its recommendations and findings to the full Board of Directors.

         Messrs. Roberts and Stamps are the current members of the Compensation Committee, which held two meetings during 1998 and took a number of other actions by written consent. The Compensation Committee reviews and approves the compensation of the Company's executive officers and administers the Company's stock option plans.

         Messrs. New and Roberts and Dr. Levin are the current members of the Acquisition Committee which held four meetings during 1998 and took a number of other actions by written consent. The Acquisition Committee is authorized to review and approve acquisitions by the Company with a purchase price of less than $15 million. The Acquisition Committee reviews and recommends acquisitions of $15 million or more to the Board of Directors, for the Board's approval. The Small Acquisition Committee, of which Mr. New is the sole member, is authorized to review and approve acquisitions by the Company with a purchase price up to $3 million.

DIRECTOR COMPENSATION

         The Company pays each director who is not an employee a $1,000 fee for each meeting of the Board of Directors and $500 for each meeting of a committee of the Board of Directors for those meetings attended in person by such directors. In addition, each director who is not an employee of the Company is eligible to receive options to purchase shares of Common Stock under the Company's 1996 Director's Stock Option Plan, in connection with his initial election to the Board of Directors (5,000 options upon initial election) and discretionary grants of options to purchase additional shares from time to time thereafter. The Company also reimburses all Directors for out-of-pocket expenses incurred in connection with the rendering of services as a director.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth the aggregate compensation paid during the prior three years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers whose total annual salary and bonus was $100,000 or more for 1998 (the Chief Executive Officer and such other executive officers are sometimes referred to herein as the "Named Executive Officers").

                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                                       ANNUAL COMPENSATION(1)      ---------------
                                                       ------------------------       NUMBER OF
NAME AND PRINCIPAL POSITION             FISCAL YEAR    SALARY ($)     BONUS ($)    OPTIONS GRANTED
---------------------------             -----------    ----------     ---------    ---------------
James C. New                               1998         300,000        200,000            40,000
Chairman of the Board, President and       1997         275,000        166,375              - -
Chief Executive Officer                    1996         213,942        158,361           360,011

Alan Levin, M.D. (2)                       1998         263,756         96,250            20,000
Chief Operating Officer                    1997         250,096         37,187               - -
                                           1996         112,732        100,000            36,000

Robert P. Wynn                             1998         159,140         86,225            20,000
Executive Vice President and               1997         148,105         60,770              - -
Chief Financial Officer                    1996         141,605         50,694              - -

Gary A. Davis (3)                          1998          80,554         99,000             5,000
Vice President, Sales and Marketing

Leslie B. Rosen, M.D. (4)                  1998         400,000         20,000              - -
Vice President and Medical Director        1997         400,000          - -              25,000
                                           1996         400,000          - -                - -

------------
(1) The column for "Other Annual Compensation" has been omitted because there is no compensation required to be reported in such column. The aggregate amount of perquisites and other personal benefits provided to each Named Executive Officer is less than the lesser of 10% of the total annual salary and bonus of such officer or $50,000.

(2) Dr. Levin became the Chief Operating Officer of the Company as of September 27, 1996.

(3)      Mr. Davis became an executive officer as of January 1, 1998.

(4) As of February 24, 1999, Dr. Rosen remains as an employee of the Company, but was no longer an executive officer.

OPTION GRANTS TABLE

         The following table sets forth certain information regarding options granted to the Named Executive Officers during 1998.

                                                                                           POTENTIAL REALIZABLE
                                                                                             VALUE AT ASSUMED
                                                                                           ANNUAL RATES OF STOCK
                           NUMBER OF     PERCENT OF TOTAL                                    PRICE APPRECIATION
                           SECURITIES     OPTIONS GRANTED    EXERCISE                        FOR OPTION TERM (2)
                           UNDERLYING     TO EMPLOYEES IN    PRICE PER   EXPIRATION       ------------------------
NAME                     OPTIONS GRANTED        YEAR          SHARE (1)     DATE             5%             10%
----                     --------------- ----------------    ----------  ----------       --------        --------
James C. New                  40,000            15.6%           $14.06     5/29/08        $353,690        $896,321

Alan Levin, M.D.              20,000             7.8%           $14.06     5/29/08        $176,845        $448,160

Robert P. Wynn                20,000             7.8%           $14.06     5/29/08        $176,845        $448,160

Gary A. Davis                  5,000             1.9%           $14.06     5/29/08        $ 44,211        $112,040

------------
(1) All options were granted under the Company's Amended and Restated 1996 Stock Option Plan at exercise prices equal to or greater than the fair market value of the Common Stock on the date of the grant, and vest over five years with a ten year term.

(2) These assumed annual rates of appreciation were used in compliance with the rules of the Securities and Exchange Commission and are not intended to forecast future price appreciation of the Common Stock.

OPTION EXERCISES IN LAST YEAR AND YEAR-END OPTION VALUE TABLE

         The following table sets forth information regarding exercise of options during 1998 and the options held at December 31, 1998 by each of the Named Executive Officers.

                                                                NUMBER OF                  VALUE OF UNEXERCISED
                                                           UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS
                           NUMBER OF                         AT YEAR END (#)               AT 1998 YEAR END (1)
                            OPTIONS       AMOUNT        -------------------------       -------------------------
NAME                       EXERCISED     REALIZED       EXERCISABLE UNEXERCISABLE       EXERCISABLE UNEXERCISABLE
----                       ---------     --------       ----------- -------------       ----------- -------------
James C. New                   --           --           216,007         184,004        $1,569,936      $1,046,624

Alan Levin, M.D.            7,200        $45,000           7,200          41,600                --              --

Robert P. Wynn                 --           --           150,400          63,200        $1,177,331        $338,170

Gary A. Davis                  --           --             1,400          10,600                --              --

Leslie B. Rosen, M.D.          --           --             5,000          20,000                --              --

------------
(1) The indicated value of the options is a computation of the difference between the applicable option exercise price and the closing market price of the Common Stock as of December 31, 1998 ($8.938) multiplied by the number of shares of Common Stock underlying such option.

EMPLOYMENT AGREEMENTS

         The Company entered into an employment agreement with Mr. New effective January 1, 1996, pursuant to which Mr. New is eligible to receive an annual bonus up to 50% of his base salary upon attaining mutually agreed upon objectives relating to the Company's performance, and a potential additional amount of bonus for exceeding the objectives. For the year ended December 31, 1998, the Compensation Committee of the Board of Directors determined that Mr. New exceeded his performance objectives for 1998 and awarded a bonus to Mr. New that exceeded 50% of his base salary. Upon termination of his employment by the Company for reasons other than disability, death or cause, Mr. New will receive his base salary and benefits for a period of 24 months.

         In February 1996, the Company assumed Mr. Wynn's employment agreement with American Laboratory Associates. The agreement provides that Mr. Wynn may receive an annual discretionary bonus based on his achievement of performance objectives determined by the Company. Upon termination of his employment without cause, Mr. Wynn shall receive his base salary for a period of 12 months.

         The Company entered into an employment agreement with Dr. Levin, in his capacity as an affiliated physician, as of June 30, 1996 in connection with the Company's acquisition of Derrick. Effective October 1, 1996, the Company entered into an additional agreement with Dr. Levin pursuant to which Dr. Levin became Chief Operating Officer of AmeriPath and amended his existing employment agreement. These agreements provide for aggregate annual base salary of $255,000. Upon termination by the Company other than for cause, Dr. Levin will receive his annual salary for one year.

         The Company entered into an employment agreement with Mr. Davis effective January 1, 1998. The agreement provides that Mr. Davis is eligible to receive a bonus up to 30% of base compensation for 1998 based upon attaining mutually agreed upon goals and an additional bonus up to $60,000 based upon accomplishing 1998 net revenue goals. The bonus granted Mr. Davis in 1998 included an additional discretionary bonus in excess of the bonus provided for under his agreement. Upon termination of his employment without cause, Mr. Davis shall receive his base salary for a period of 6 months.

         The Company entered into an employment agreement with Dr. Rosen in his capacity as an affiliated physician as of June 30, 1996 in connection with the Company's acquisition of Florida Pathology Associates. Effective June 1, 1997, the Company entered into an additional agreement with Dr. Rosen pursuant to which Dr. Rosen became Vice President and Medical Director of AmeriPath and amended his existing employment agreement. These agreements provide for an aggregate annual salary of $400,000. Upon termination by the Company other than for cause, Dr. Rosen will receive his annual salary for one year. In February 1999, Dr. Rosen was replaced as the Company's Medical Director in order to afford him more time to build the Company's dermatopathology practice in South Florida.

         In addition to their roles as executive officers and directors of the Company, Drs. Levin and Rosen are also employed by the Company as affiliated physicians and have entered into separate employment agreements with the Company that govern their relationship as affiliated physicians. Each such employment agreement provides for a covenant not to compete during the affiliated physician's employment and for a period of two years thereafter.

         Each of the named executive officers holds options to purchase Common Stock granted under the Company's Amended and Restated 1996 Stock Option Plan. Such options generally may become fully exercisable upon: (i) a merger, consolidation, reorganization, liquidation, or dissolution in which the Company does not survive; (ii) a sale, lease, exchange or other disposition of all or substantially all of the Company's property or other assets; (iii) certain specified changes in control of the Company.

LONG-TERM INCENTIVE AND PENSION PLANS

         The Company does not have any long-term incentive or pension plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN
COMPENSATION DECISIONS

         Since 1996, the Compensation Committee of the Board of Directors has consisted of Messrs. Roberts and Stamps. All compensation decisions affecting Mr. New were approved by the Compensation Committee and by the Company's Board of Directors, except for Mr. New.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Under rules established by the Securities and Exchange Commission, the Company is required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting the Company's executive officers (including the Named Executive Officers) during the past fiscal year. The report of the Company's Compensation Committee is set forth below.

         The Compensation Committee is responsible for determining and making recommendations to the Board of Directors concerning executive compensation, including base salaries, bonuses and the basis for their awards, stock options and other benefits.

         The three principal components of the Company's executive compensation are salary, bonus and stock options. These components are designed to facilitate fulfillment of the compensation objectives of the Company's Board of Directors and the Compensation Committee, which objectives include (i) attracting, retaining and motivating qualified management, (ii) recognizing individual initiative and achievement, (iii) rewarding management for short and long term accomplishments and (iv) aligning management compensation with the achievement of the Company's goals and performance.

         It is the Compensation Committee's view that senior executives' interests should complement those of the stockholders. Accordingly, consistent with prior practice, it is anticipated that a substantial portion of senior executive compensation above a base salary will be provided through bonuses tied to certain indicators of Company performance and through the grant of stock options, thus creating incentives for executives to achieve long term Company objectives and increase stockholder value. Base salaries for new management employees are determined initially by evaluating the responsibilities of the position in question and the experience of the individual, and by reference to the competitive marketplace for managerial talent, including a comparison of base salaries for similar positions at comparable companies. Annual bonuses are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive and the responsibilities assumed by the executive.

         The Compensation Committee has reviewed the Company's existing management compensation arrangements and has consulted with the Chief Executive Officer to evaluate the Company's current compensation programs, and believes that they are consistent with the philosophy of the Compensation Committee. Additionally, the Compensation Committee has made certain recommendations for the present year regarding evaluation criteria in connection with the incentive compensation to be awarded to the Company's senior management.

         EXECUTIVE OFFICER COMPENSATION. The determination of 1998 executive officer compensation by the Compensation Committee was made after a review and consideration of a number of factors, including each executive's level of responsibility and commitment, level of performance (with respect to specific areas of responsibility and on an overall basis), past and present contribution to and achievement of Company goals and performance, compensation levels at comparable companies and historical compensation levels, and following consultation with and recommendations from the Company's Chief Executive Officer. In addition, the executive officers who are physicians that sold their practices to the Company, have previously existing employment agreements that designate a substantial portion of such officers' compensation. See "Employment Agreements" above.

         CHIEF EXECUTIVE OFFICER COMPENSATION. The principal factors considered by the Compensation Committee and the Board of Directors in determining the 1998 salary and bonus for James C. New, the Chief Executive Officer of the Company, included the factors described in the preceding paragraph and an analysis of the compensation of chief executive officers of comparable public companies similar in size and capitalization to the Company, and it was the view of the Committee that Mr. New's 1998 compensation was reasonable in comparison. Based on such factors, Mr. New's base salary was increased from $275,000 to $300,000 for 1998, and his 1998 bonus was awarded based upon his achievement of performance objectives during 1998 that the Committee established early in the year, including the Company's attainment of revenue, earnings-per-share, practice acquisition and other goals. Based on Mr. New's and the Company's performance in 1998, Mr. New's base salary for 1999 was increased to $350,000.

                               Thomas S. Roberts
                               E. Roe Stamps, IV

                               As Members of the
                               Compensation Committee

PERFORMANCE GRAPH

         The following graph compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total stockholder return on the Nasdaq Stock Market Index and the Nasdaq Health Services Index commencing on October 22, 1997 (the first day the Common Stock began trading on the Nasdaq Stock Market) through December 31, 1998. The beginning price of the Company's Common Stock used in the graph for October 22, 1997 was $16.00, the initial public offering price. The closing price on October 22, 1997 was $19.75. The graph assumes a $100 investment on October 22, 1997 in each of AmeriPath Common Stock, the Nasdaq Stock Market Index and the Nasdaq Health Services Index.

                                [GRAPH OMITTED]

                                              CUMULATIVE TOTAL RETURN
                           --------------------------------------------------------------
                           10/22/97     12/97      3/98       6/98        9/98      12/98
                           --------     -----      ----       ----        ----      -----
AMERIPATH, INC.               100        106        115         74         93         56
NASDAQ STOCK MARKET (U.S.)    100         92        108        111        100        130
NASDAQ HEALTH SERVICES        100         87         95         87         66         74

                              CERTAIN TRANSACTIONS

         Pursuant to the Company's acquisition of Derrick in 1996, Dr. Levin received in exchange for his interest in Derrick a Subordinated Contingent Note in the maximum principal amount of $584,615. The Company paid $79,455, including interest, to Dr. Levin in 1998 with respect to the Contingent Note based upon operating earnings achieved in 1997.

         Pursuant to the Company's acquisition of FPA in 1996, Dr. Rosen received a Subordinated Note in the principal amount of $800,000 and a Subordinated Contingent Note in the maximum principal amount of $1.3 million. In January 1998, the Contingent Note was exchanged for a Non-Negotiable Replacement
Note in the principal amount of $333,333 (the "Replacement Note"). During 1998, the Company paid Dr. Rosen $80,250, including interest, with respect to the Replacement Note and $204,800, including interest, pursuant to the Subordinated Note.

SECTION 16(A) COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's outstanding shares of Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulation to furnish the Company with copies of all such reports that they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required to be filed, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during 1998, except that Dr. Rosen and Mr. Davis each made one filing after the date due.

                               PROPOSAL TO APPROVE
                       THE COMPANY'S AMENDED AND RESTATED
                             1996 STOCK OPTION PLAN

GENERAL

         Prior to the Company's initial public offering in October 1997, the Company's Board of Directors and stockholders adopted the Company's Amended and Restated 1996 Stock Option Plan (the "Plan"). Certain material features of the Plan are discussed below, however, such description is subject to, and is qualified in its entirety by, the full text of the Plan attached hereto as Exhibit A.

         The purpose of the Plan is to provide an additional incentive to retain and motivate key employees and consultants or advisors who have an opportunity to contribute to the success of the Company, through the encouragement of stock ownership in the Company by such persons. In furtherance of this purpose, the Plan authorizes, among other things, (a) the granting of incentive or nonqualified stock options to purchase Common Stock to persons selected by the administrators of the Plan from the class of all employees of the Company or any subsidiary, including directors and officers who are employees, which class presently consists of approximately 1,350 persons, (b) the provision of loans for the purpose of financing the exercise price of options and the amount of taxes payable in connection therewith, and (c) the use of already owned shares of Common Stock as payment of the exercise price for options granted under the Plan. Consultants and advisors to the Company are also eligible to receive options under the Plan, whether or not they are employees of the Company.

         The Company's reason for submitting the Plan for shareholder approval at the Annual Meeting is for purposes of compliance with certain exclusions from the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan became effective in 1996 while the Company was a privately held corporation. In October 1997, the Company became a publicly held corporation. As a result, the Company became subject to Section 162(m) of the Code which denies a federal income tax deduction for all compensation received by the chief executive officer and any of the four other most highly compensated executives in excess of $1,000,000 for a taxable year. The Treasury Regulations promulgated under Section 162(m) of the Code provide transition rules with respect to companies that were privately held and became publicly held. These rules provide that, for a limited time, the $1,000,000 limit will not apply to any compensation, including stock based compensation, paid pursuant to a plan that existed prior to the period the company became publicly held, provided that the shareholders approve the material terms of such plan after the company became publicly held. Accordingly, Section 162(m) of the Code can limit the deductibility of annual compensation expense over $1.0 million per person with respect to compensation of certain top executives in certain circumstances. The Company believes that the Plan (if approved by shareholders at the meeting) satisfies the requirements of Section 162(m) of the Code that avoid such expense deduction limitation. Options granted under the Plan, when exercised, may result in compensation expense to the Company for federal income tax purposes (see "Federal Income Tax Consequences" below).

         The Plan provides that it is to be administered by a committee designated by the Board of Directors consisting of not less than two directors (the "Committee"), each member of which must be a "non-employee director" as defined under Rule 16b-3 under the Securities Exchange Act of 1934 and an "outside director" for purposes of Section 162(m) of the Code (within the meaning of Treasury Regulation Section 1.162-27(e)(3)). The Board has authority to also administer the Plan in its discretion under certain circumstances. The Compensation Committee of the Board has been appointed as the Committee to administer the Plan, and the Company believes that the Compensation Committee members satisfy the Committee eligibility requirements under the Plan. Among other things, to qualify as a "non-employee director" or an "outside director," a director must not be an employee of the Company and must not receive compensation from the Company in any capacity other than as a director (other than certain limited amounts within specified limitations).

         Subject to the terms of the Plan, the Committee in its sole discretion determines the persons to be awarded options, the number of shares subject thereto and the exercise price and other terms thereof. In addition, the Committee has full power and authority to construe and interpret the Plan, and the acts of the Committee are final, conclusive and binding upon all interested parties, including the Company, its shareholders, its officers and employees, recipients of grants under the Plan, and all persons or entities claiming by or through such persons.

         An aggregate of 2,200,000 shares of Common Stock (subject to adjustment as described below) are reserved for issuance upon exercise of options granted under the Plan. The shares acquired upon exercise of options granted under the Plan will be authorized and issued shares of Common Stock. The Company's shareholders will not have any preemptive rights to purchase or subscribe for any Common Stock by reason of the reservation and issuance of Common Stock under the Plan. If any option granted under the Plan should expire or terminate for any reason other than having been exercised in full, the unpurchased shares subject to that option will again be available for purposes of the Plan.

OPTIONS GRANTED UNDER THE PLAN

         The table below indicates, as of March 12, 1999, (i) the number of options held by the persons and groups indicated, and (ii) the value of such options as of such date:

                                                                                          VALUE OF OPTIONS
OPTION GRANTEES                                    NUMBER OF OPTIONS                    AT MARCH 12, 1999 (1)
---------------                                    -----------------                    ---------------------
James C. New                                               400,011                              $2,323,871
Chairman  of the Board,  President  and
Chief Executive Officer

Alan Levin, M.D.                                            48,800                                     - -
Chief Operating Officer

Robert P. Wynn                                             213,600                              $1,358,104
Executive Vice President and
Chief Financial Officer

Gary A. Davis                                               12,000                                     - -
Vice President, Sales and Marketing

Leslie B. Rosen, M.D.                                       25,000                                     - -
Vice President and Medical Director

All current executive officers as a                        736,211                              $3,681,975
group (6 persons) (2)

All current directors who are not                            5,000                                     - -
executive officers as a group
(4 persons)

All employees as a group, other than                       707,790                                $242,460
executive officers

------------
(1) For purposes of this table, the value of each option equals the amount, if any, by which the closing market price of a share of Common Stock on March 12, 1999 ($8.125) exceeds the option's exercise price. The value is calculated without regard to whether the option is currently exercisable or not.

(2) For the purposes of this table, the amount of options held include 61,800 options held by executive officers who are not named in the chart, and exclude the 25,000 options held by Dr. Rosen since he is not an executive officer as of February 24, 1999.

CERTAIN TERMS AND CONDITIONS

         All grants of options under the Plan must be evidenced by a written agreement between the Company and the grantee. Such agreement shall contain such terms and conditions as the Committee shall prescribe, consistent with the Plan, including, without limitation, the exercise price, term and any restrictions on the exercisability of the options granted. Options may be nonqualified stock options or incentive stock options, as determined by the Committee under the Plan (see "Federal Income Tax Consequences" below).

         Under the Plan, the option price per share of Common Stock may be any price determined by the Committee; provided, however, that in no event shall the option price of any incentive stock option be less than the fair market value per share of Common Stock on the date of grant (or less than 110% of fair market value if granted to a holder of 10% or more of the Company's voting securities). For purposes of the Plan, and for so long as the Company's Common Stock is listed on the Nasdaq National Market, the term "fair market value" means the closing price of the Common Stock as reported on the Nasdaq National Market on the business day immediately preceding the date of grant, unless the Committee shall determine otherwise in a fair and uniform manner. The exercise price of an option may be paid in cash, by certified or official bank check, by money order, by delivery of already owned shares of Common Stock having or by the Company's withholding of shares subject to the option having a fair market value equal to the exercise price, or by a combination of the foregoing. The Plan also authorizes the Company to make loans to optionees to enable them to exercise their options. If the exercise price is paid with the optionee's promissory note, the note must
(i) provide for recourse to the optionee, (ii) bear interest at a rate no less than the prime rate of interest of the Company's principal lender, and (iii) be secured by the shares of Common Stock purchased. Cash payments will be used by the Company for general corporate purposes.

         Options otherwise qualifying as incentive stock options will not be treated as incentive stock options to the extent that the aggregate fair market value (determined at the time the option is granted) of the Common Stock, with respect to which options meeting the requirements of Code Section 422(b) are exercisable for the first time by any individual during any calendar year (under all stock option or similar plans of the Company or any subsidiary), exceeds $100,000.

         Options granted under the Plan are generally not assignable or transferable other than by will or by the laws of descent and distribution, except that the Committee has discretion to permit transfers of nonqualified options under certain conditions provided in the Plan. During the lifetime of an optionee, an option is exercisable only by the optionee. The expiration date of an option will be determined by the Committee at the time of the grant, but in no event will an option be exercisable after the expiration of 10 years from the date of grant. An option may be exercised at any time or from time to time or only after a period of time or in installments, as the Committee determines. The Committee may in its sole discretion accelerate the date on which any option may be exercised. Each outstanding option will automatically become exercisable in the event of certain transactions, including certain changes in control of the Company, certain mergers and reorganizations, and certain dispositions of substantially all the Company's assets.

         Unless otherwise provided in an option, the unexercised portion of any option granted under the Plan shall automatically be terminated (a) one year after the date on which the optionee's employment or other service to the Company is terminated for any reason other than (i) cause (as defined in the Plan), or (ii) death; (b) immediately upon the termination of the optionee's employment (or other service) for cause; (c) ninety days after the optionee's voluntary termination of service; or (d) twelve months after the date on which the optionee's employment is terminated by reason of the optionee's death, or three months after the date of the optionee's death if death occurs during the one year period following the termination of the optionee's employment by reason of mental or physical disability.

         To prevent dilution of the rights of a holder of an option, the Plan provides for appropriate adjustment of the number of shares for which options may be granted, the number of shares subject to outstanding options and the exercise price of outstanding options, in the event of any increase or decrease in the number of issued and outstanding shares of the Company's capital stock resulting from a stock dividend, recapitalization or other capital adjustment of the Company. The Committee has discretion to make appropriate anti-dilution adjustments to outstanding options in the event of a merger, consolidation or other reorganization of the Company or a sale or other disposition of substantially all the Company's assets.

         The Plan will continue in effect until all options granted thereunder have expired or been exercised, except that no incentive stock options can be granted after February 15, 2006. The Committee or the Board may amend the Plan or any option at any time, provided that such amendment may not adversely affect the rights of an optionee under an outstanding option without the optionee's consent. In addition, no such amendment may, without approval of the Company's shareholders (a) materially increase the benefits accruing to participants under the Plan, (b) materially increase the number of shares of Common Stock reserved for issuance under the Plan, or (c) materially modify the requirements for eligibility to receive options under the Plan.

FEDERAL INCOME TAX CONSEQUENCES

         The Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), nor is it subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

         NONQUALIFIED STOCK OPTIONS. An optionee granted a nonqualified stock option under the Plan will generally recognize, at the date of exercise of such option, ordinary income equal to the difference between the exercise price and the fair market value of the shares purchased pursuant to the exercise of the option. This taxable ordinary income will be subject to Federal income tax withholding, and the Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income recognized by the optionee.

         If an optionee exercises a nonqualified stock option by delivering shares of the Company's Common Stock, the optionee will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the optionee's tax basis. The optionee, however, will be taxed as described above with respect to the exercise of the nonqualified stock option as if he had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction. Provided a separate identifiable stock certificate is issued therefor, the optionee's tax basis in that number of shares received on such exercise which is equal to the number of shares surrendered on such exercise will be equal to his tax basis in the shares surrendered, and his holding period for such number of shares received will include his holding period for the shares surrendered. The optionee's tax basis and holding period for the additional shares received on exercise of a nonqualified stock option paid for, in whole or in part, with shares will be the same as if the optionee had exercised the nonqualified stock option solely for cash.

         INCENTIVE STOCK OPTIONS. The Plan provides for the grant of stock options that qualify as "incentive stock options" as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option. However, an employee who exercises an incentive stock option by delivering shares of common stock previously acquired pursuant to the exercise of an incentive stock option is treated as making a "Disqualifying Disposition" (as defined below) of such shares if the employee delivers such shares before the expiration of the holding period applicable to such shares. The applicable holding period is the longer of two years from the date of grant or one year from the date of exercise. The effect of this provision is to prevent "pyramiding" the exercise of an incentive stock option (i.e., the exercise of the incentive stock option for one share and the use of that share to make successive exercises of the incentive stock option until it is completely exercised) without the imposition of current income tax.

         If, subsequent to the exercise of an incentive stock option (whether paid for in cash or in shares), the optionee holds the shares received upon exercise for a period that exceeds (a) two years from the date such incentive stock option was granted or, if later, (b) one year from the date of exercise (the "Required

Holding Period"), the difference (if any) between the amount realized from the sale of such shares and their tax basis to the holder will be taxed as long-term capital gain or loss.

         In general, if, after exercising an incentive stock option, an employee disposes of the shares so acquired before the end of the Required Holding Period (a "Disqualifying Disposition"), such optionee would be deemed in receipt of ordinary income in the year of the Disqualifying Disposition in an amount equal to the excess of the fair market value of the shares at the date the incentive stock option was exercised over the exercise price. If the Disqualifying Disposition is a sale or exchange that would permit a loss to be recognized under the Code (were a loss in fact to be sustained), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the optionee's ordinary income would be limited to the gain (if any) from the sale. If the amount realized upon disposition exceeds the fair market value of the shares on the date of exercise, the excess would be treated as short-term or long-term capital gain, depending on whether the holding period for such shares exceeded one year.

         The amount by which the fair market value of the shares of Common Stock acquired pursuant to the exercise of an incentive stock option exceeds the exercise price of such shares under such option generally will be treated as an item of adjustment included in the optionee's alternative minimum taxable income for purposes of the alternative minimum tax for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the shares in the year in which the option is exercised, there will be no item of adjustment for purposes of the alternative minimum tax as a result of the exercise of the option with respect to those shares. If there is a Disqualifying Disposition in a year after the year of exercise, the income on the Disqualifying Disposition will not be considered income for purposes of the alternative minimum tax in that subsequent year. The optionee's tax basis for shares acquired pursuant to the exercise of an incentive stock option will be increased for purposes of determining his alternative minimum tax by the amount of the item of adjustment recognized with respect to such shares in the year the option was exercised.

         Only employees of the Company or its subsidiaries qualify for the tax treatment applicable to incentive stock options. Thus, optionees who are non-employee advisors or consultants to the Company will be taxed solely under the rules applicable to nonqualified stock options.

         An income tax deduction is not allowed to the Company with respect to the grant or exercise of an incentive stock option or the disposition, after the Required Holding Period, of shares acquired upon exercise. In the event of a Disqualifying Disposition, a Federal income tax deduction will be allowed to the Company in an amount equal to the ordinary income to be recognized by the optionee.

         IMPORTANCE OF CONSULTING TAX ADVISER. The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any optionee may depend on his or her particular situation, each optionee should consult his or her tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an option or the disposition of Common Stock acquired on exercise of an option.

SECURITIES ACT REGISTRATION

         The Company has previously registered the shares of Common Stock available for issuance under the Plan pursuant to a Registration Statement on Form S-8 filed with the SEC.

VOTE REQUIRED AND RECOMMENDATION

         The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting will be required for approval of the Plan at the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE COMPANY'S AMENDED AND RESTATED 1996 STOCK OPTION PLAN.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The firm of Deloitte & Touche LLP, independent public accountants, served as the Company's independent public accountants for the year ended December 31, 1998. One or more representatives of Deloitte & Touche LLP, who are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders. The Company has not yet selected its independent public accountants for fiscal 1999, because the Company is in the process of reviewing its current accountants and other firms and their respective services and costs.

                                 OTHER BUSINESS

         The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

                  INFORMATION CONCERNING STOCKHOLDER PROPOSALS

         Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission, a stockholder intending to present a proposal to be included in the Company's proxy statement for the Company's Annual Meeting of Stockholders to be held in 2000 must deliver a proposal in writing to the Company's principal executive offices no later December 1, 1999. Such proposals also will need to comply with Securities and Exchange Commission regulations regarding the inclusion of stockholder proposals in company sponsored proxy materials.

         In addition, in order for a stockholder's proposal or director nomination to be raised from the floor during next year's annual meeting, written notice must be received by the Company after October 31, 1999 but no later than December 1, 1999 and must contain all such information as required under the Company's Bylaws. A copy of such Bylaw requirements for stockholder proposals and nominations is available upon request from the Company's Investor Relations Department, 7289 Garden Road, Suite 200, Riviera Beach, Florida, 33404.

                                  By Order of the Board of Directors,

                                  JAMES C. NEW
                                  Chairman of the Board, President and
                                  Chief Executive Officer

Riviera Beach, Florida
March 31, 1999

                                                                       EXHIBIT A

                                 AMERIPATH, INC.

                              AMENDED AND RESTATED
                             1996 STOCK OPTION PLAN
                            (AS OF NOVEMBER 21, 1996)

                    ----------------------------------------

        1. PURPOSE. The purpose of this Plan is to advance the interests of AmeriPath, Inc., a Delaware corporation (the "Company"), and its Subsidiaries by providing an additional incentive to attract and retain qualified and competent persons who are key to the Company or its Subsidiaries, including key employees of and consultants or advisors to the Company or its Subsidiaries, whose efforts and judgment the success of the Company and its Subsidiaries is largely dependent, through the encouragement of stock ownership in the Company by such persons.

        2. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

           (a) "Board" shall mean the Board of Directors of the Company.

           (b) "Cause" shall mean any of the following:

               (i) a determination by the Company that there has been a willful or grossly negligent failure by the Optionee to perform his duties as an employee or Non-Employee Eligible Individual of the Company;

               (ii) any conduct by the Optionee that either results in the conviction of a felony under the laws of the United States of America or any state thereof, or of an equivalent crime under the laws of any other jurisdiction;

               (iii) any act by the Optionee that the Company determines to be in willful or wanton disregard of the Company's best interest, or which results, or is intended to result, directly or indirectly, in improper gain or personal enrichment of the Optionee at the expense of the Company;

               (iv) a determination by the Company that the Optionee has willfully or materially failed to comply with any rules, regulations, policies or procedures of the Company, or that the Optionee has engaged in any act, behavior or conduct showing such willful or wanton disregard of the interests of the Company or occasioned by a deliberate violation or disregard of standards of behavior that the Company has a right to expect of its employees or of Non-Employee Eligible Individuals; or

               (v) if the Optionee, while employed by the Company and for two years thereafter, fails to safeguard, and divulges, communicates, uses to the detriment of the Company or for the benefit of any person or persons, or misuses in any way, any Confidential Information.

           (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

           (d) "Committee" shall mean the committee appointed pursuant to
Section 13 hereof to administer the Plan.

           (e) "Common Stock" shall mean the Company's Common Stock, par value $.01 per share.

           (f) "Confidential Information" shall mean any and all information pertaining to the Company (including information relating to its services, marketing practices, management agreements, clients, customers, prospects, sources of prospects, suppliers, financial condition, results of operations, costs and methods of doing business, owners and ownership structure) that is not generally available to the public.

           (g) "Covered Employee" shall mean any individual who, at the time of the grant of an Option, is (i) the Chief Executive Officer of the Company or is acting in such capacity ("CEO"), (ii) among the four highest compensated officers of the Company (other than the CEO), or (iii) otherwise considered to be a "Covered Employee" within the meaning of Section 162(m) of the Code.

           (h) "Effective Date" shall mean February 15, 1996.

           (i) "Fair Market Value" of a Share on any date of reference shall be the "Closing Price" (as defined below) of the Common Stock on the business day immediately preceding such date, unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For this purpose, the "Closing Price" of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of the Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Common Stock on such system, or (iii) if neither clause (i) or
(ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least 5 of the 10 preceding days. If the information set forth in clauses (i) through (iii) above is unavailable or inapplicable to the Company (E.G., if the Company's Common Stock is not then publicly traded), then the "Fair Market Value" of a Share shall be the fair market value (I.E., the price at which a willing seller would sell a Share to a willing buyer when neither is acting under compulsion and when both have reasonable knowledge of all relevant facts) of a share of the Common Stock on the business day immediately preceding such date as the Committee in its sole and absolute discretion shall determine in a fair and uniform manner.

           (j) "Incentive Stock Option" shall mean an incentive stock option as defined in Section 422 of the Code.

           (k) "Non-Employee Eligible Individual" shall refer to an advisor or consultant to the Company who contributes or has an opportunity to contribute to the success of the Company or any Subsidiary.

           (l) "Non-Statutory Stock Option" shall mean an Option which is not an Incentive Stock Option.

           (m) "Option" (when capitalized) shall mean any option granted under this Plan.

           (n) "Optionee" shall mean a person to whom a stock option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person or otherwise.

           (o) "Outside Director" shall mean a member of the Board who (i) is not a current employee of the Company or any Affiliate, (ii) is not a former employee of the Company or any Affiliate who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (iii) has not been an officer of the Company or any Affiliate;
(iv) does not receive remuneration either directly or indirectly, in any capacity other than as a director; and (v) satisfies any other conditions that shall from time to time be required to qualify as an "outside director" under
Section 162(m) of the Code and the regulations thereunder and as a "Non-Employee Director" under Rule 16b-3 promulgated under the Securities Exchange Act. For this purpose, "Remuneration" shall have the meaning afforded that term pursuant to Treasury Regulations issued under Section 162(m) of the Code, and shall exclude any de minimis remuneration excluded under those Treasury Regulations.

           (p) "Plan" shall mean this Stock Option Plan of the Company.

           (q) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

           (r) "Share" shall mean a share of the Common Stock.

           (s) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        3. SHARES AND OPTIONS. The Company may grant to Optionees from time to time Options to purchase an aggregate of up to Two Million Two Hundred Thousand (2,200,000) Shares, first, from Shares held in the Company's treasury and, if no such treasury Shares are available (including treasury Shares called by the Company pursuant to applicable shareholder agreements, if any), from authorized and unissued Shares. Upon the grant of any Option hereunder, such treasury or authorized and unissued Shares shall be reserved for issuance to permit exercise under this Plan. If any Option granted under the Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares. An Option granted hereunder shall be either an Incentive Stock Option or a Non-Statutory Stock Option as determined by the Committee at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or Non-Statutory Stock Option. All Incentive Stock Options shall be granted within 10 years from the effective date of this Plan.

        4. DOLLAR LIMITATION. Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Code Section 422(b) are exercisable for the first time by any individual during any calendar year (under all stock option or similar plans of the Company and any Subsidiary), exceeds $100,000.

        5. CONDITIONS FOR GRANT OF OPTIONS.

           (a) Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be those persons selected by the Committee who are employees of the Company or any subsidiary (including employees who are directors or officers of the Company or any Subsidiary) or who are Non-Employee Eligible Individuals. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

           (b) In granting Options, the Committee shall take into consideration the contribution the person has made or has the opportunity to make with respect to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee may from time to time in granting Options under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation, (i) prescribing the date or dates on which the Option becomes exercisable, (ii) providing that the Option rights accrue or become exercisable in installments over a period of years, or upon the attainment of stated goals, or both, or (iii) relating an Option to the continued employment of the Optionee for a specified period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

           (c) The Options granted to employees or Non-Employee Eligible Individuals under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with or service as a Non-Employee Eligible Individual to the Company or its Subsidiaries. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to employment or continuance of employment by or service as a Non-Employee Eligible Individual the Company or its Subsidiaries.

           (d) Notwithstanding any other provisions of the Plan to the contrary, an Incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its parent or subsidiary, as those terms are defined in Section 424 of the Code, at the date of grant) unless the option price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

           (e) Notwithstanding any other provision of this Plan, and in addition to any other requirements of this Plan, the maximum number of Shares with respect to which Options may be granted to any one Optionee in any calendar year may not exceed 2,200,000, subject to adjustment as provided in Section 10(a) hereof.

           (f) Notwithstanding any other provision of this Plan, and in addition to any other requirements of this Plan, Options may not be granted to a Covered Employee unless the grant of such Option is authorized by, and all of the terms of such Options are determined by, a Committee that is appointed in accordance with Section 13 of this Plan and all of whose members are Outside Directors.

           (g) Incentive Stock Options may not be granted to any Non-Employee Eligible Individual.

        6. EXERCISE PRICE. The exercise price per Share of any Option shall be any price determined by the Committee; PROVIDED, HOWEVER, that the exercise price of any Incentive Stock Option shall not be less than the Fair Market Value of the Shares underlying the Option (as determined in the sole and absolute discretion of the Committee in a fair and uniform manner) on the date such Incentive Stock Option is granted.

        7. EXERCISE OF OPTIONS. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount that is necessary for the Company or Subsidiary employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements. Unless further limited by the Committee in any Option, the option price of any Shares purchased pursuant to the exercise of such Option shall be paid in cash, by certified or official bank check, by money order, with Shares owned by the Optionee that have been owned by the Optionee for more than 6 months on the date of surrender or such other period as may be required to avoid a charge to the Company's earnings for financial accounting purposes, by authorization for the Company to withhold Shares issuable upon exercise of the Option, by arrangement with a broker that is acceptable to the Committee where payment of the Option price is made pursuant to an irrevocable direction to the broker to deliver all or a part of the proceeds from the sale of the Option Shares to the Company in payment of the Option price, or by a combination of the above. The Committee in its sole discretion may accept a personal check in full or partial payment for any Shares so purchased. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Option is exercised. The Company in its sole discretion may, on an individual basis or pursuant to a general program established in connection with this Plan, lend money to an Optionee, guarantee a loan to an Optionee, or otherwise assist an Optionee to obtain the cash necessary to exercise all or a portion of an Option granted hereunder or to pay any tax liability of the Optionee attributable to such exercise. If the exercise price is paid in whole or part with the Optionee's promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at the prime rate of the Company's principal lender, and (iv) contain such other terms as the Board or Committee in its sole discretion shall reasonably require. No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in
Section 10 hereof.

        8. EXERCISABILITY OF OPTIONS. Any Option shall become exercisable in such amounts, at such intervals, upon such events or occurrences and upon such other terms and conditions as shall be provided in the individual option agreement evidencing such Option (sometimes referred to herein as the "Option"), except as otherwise provided in this Section 8:

           (a) The expiration date of an Option shall be determined by the Committee at the time of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant of the Option.

           (b) Unless otherwise provided in any Option, each outstanding Option shall become immediately fully exercisable:

               (i) if there occurs any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan), that has the result that stockholders of the Company immediately before such transaction cease to own at least 51% of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

               (ii) if the stockholders of the Company shall approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

               (iii) if the stockholders of the Company shall approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

           (c) The Committee may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

        9. TERMINATION OF OPTION PERIOD.

           (a) Unless otherwise expressly provided in any Option, the unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

               (i) one year after the date on which the Optionee's employment or service as a Non-Employee Eligible Individual is terminated by the Company for any reason, including, but not limited to, a total and permanent (mental or physical) disability within the meaning of Code
        Section 22(e)(3)) as determined by a medical doctor satisfactory to the Committee, other than by reason of (A) Cause, or (B) the Optionee's death;

               (ii) immediately upon the termination by the Company of the Optionee's employment or service as a Non-Employee Eligible Individual for Cause;

               (iii) ninety days after the voluntary termination of employment or service as a Non-Employee Eligible Individual by the Optionee;

               (iv) the later of (A) one year after the date of termination of the Optionee's employment or service as a Non-Employee Eligible Individual by reason of death of the Optionee (other than an Optionee who terminated employment by reason of total and permanent disability), or (B) three months after the date of death of the Optionee (who terminated employment or service as a Non-Employee Eligible Individual by reason of total and permanent disability) if the death shall occur during the one year period specified in Subsection 9(a)(i) hereof.

           (b) The Committee in its sole discretion may, by giving written notice ("cancellation notice") to the Optionee, cancel, effective upon the date of the consummation of any corporate transaction described in Subsection 8(b)(ii) or (iii) hereof, any Option that remains unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction.

           (c) Upon termination of an Option pursuant to the foregoing provisions of this Section 9, any Option not exercisable pursuant to Section 8 of this Plan shall be canceled.

       10. ADJUSTMENT OF SHARES.

           (a) If, at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number or nature of issued and outstanding Shares through the declaration of a stock dividend, through any recapitalization, reclassification, stock split, combination or Company exchange of Shares (other than any such exchange or issuance of Shares through which Shares are issued to effect an acquisition of another business or entity), then and in such event:

               (i) appropriate adjustment shall be made by the Committee in the maximum number of Shares available for grant under the Plan, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

               (ii) appropriate adjustment shall be made by the Committee in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

           (b) Subject to the specific terms of any Option, the Committee may change the terms of Options outstanding under this Plan, with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee's sole judgement and discretion, such adjustments become appropriate by reason of a corporate transaction described in Subsection 8(b)(ii) or (iii) hereof.

           (c) Except as otherwise expressly provided herein or determined by the Committee, the issuance by the Company of shares of its capital stock of any class, or securities convertible into or exchangeable for shares of capital stock of any class, either in connection with a direct or underwritten sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

           (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reclassifications, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company or to which the Company is a party; (iii) any issuance by the

Company of debt securities, or preferred or preference stock, that would rank senior to or above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer, encumbrance, pledge or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

       11. TRANSFERABILITY OF OPTIONS.

           (a) No Incentive Stock Option, and unless the Committee's prior written consent is obtained (which consent may be obtained at the time an Option is granted) and the transaction does not violate the requirements of Rule 16b-3 promulgated under the Securities Exchange Act no Non-Qualified Stock Option, shall be subject to alienation, assignment, pledge, charge or other transfer other than by the Optionee by will or the laws of descent and distribution, and any attempt to make any such prohibited transfer shall be void. Each Option shall be exercisable during the Optionee's lifetime only by the Optionee, or in the case of a Non-Qualified Stock Option that has been assigned or otherwise transferred with the Committee's prior written consent, only by the assignee consented to by the Committee.

           (b) Unless the Committee's prior written consent is obtained (which consent may be obtained at the time an Option is granted) and the transaction does not violate the requirements of Rule 16b-3 promulgated under the Securities Exchange Act, no Shares acquired by an Officer, as that term is defined under Rule 16b-3, of the Company or Director pursuant to the exercise of an Option may be sold, assigned, pledged or otherwise transferred prior to the expiration of the six-month period following the date on which the Option was granted.

       12. ISSUANCE OF SHARES.

           (a) Notwithstanding any other provision of this Plan, the Company shall not be obligated to issue any Shares unless it is advised by counsel of its selection that it may do so without violation of the applicable Federal and State laws pertaining to the issuance of securities, and may require any stock so issued to bear a legend, may give its transfer agent instructions, and may take such other steps, as in its judgment are reasonably required to prevent any such violation.

           (b) As a condition of any sale or issuance of Shares upon exercise of any Option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:

               (i) a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

               (ii) a representation, warranty and/or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

       13. ADMINISTRATION OF THE PLAN.

           (a) The Plan shall be administered by the Committee, which shall consist of not less than two Directors, each of whom shall be Outside Directors. The Committee shall have all of the powers of the Board with respect to the Plan. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

           (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The Committee's determinations and its interpretation and construction of any provision of the Plan shall be final and conclusive.

           (c) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written approval of the members of the Committee.

           (d) The Board may reserve to itself the power to grant Options to employees or Directors of the Company or any Subsidiary who are not Covered Employees. If and to the extent that the Board reserves such powers, then all references herein to the Committee shall refer to the Board with respect to the Options granted by the Board.

           (e) The Committee shall certify in writing prior to the delivery of Shares upon exercise an Option in which its rights accrue or become exercisable upon the attainment of stated goals that such goals and any other material terms of such Option are satisfied pursuant to the criteria established by the Committee as well as the requirements of Section 162(m) of the Code.

       14. WITHHOLDING OR DEDUCTION FOR TAXES. If at any time specified herein for the making of any issuance or delivery of any Option or Common Stock to any Optionee, any law or regulation of any governmental authority having jurisdiction in the premises shall require the Company to withhold, or to make any deduction for, any taxes or take any other action in connection with the issuance or delivery then to be made, such issuance or delivery shall be deferred until such withholding or deduction shall have been provided for by the Optionee or beneficiary, or other appropriate action shall have been taken.

       15. INTERPRETATION.

           (a) The Plan shall be administered and interpreted so that all Incentive Stock Options granted under the Plan will qualify as Incentive Stock Options under Section 422 of the Code. If any provision of the Plan should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, and the Plan shall be construed and enforced as if such provision had never been included in the Plan.

           (b) This Plan shall be governed by the internal laws of the State of Delaware.

           (c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan or affect the meaning or interpretation of any part of the Plan.

           (d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

           (e) As it is the intent of the Company that the Plan comply in all respects with Rule 16b-3 promulgated under the Securities Exchange Act ("Rule 16b-3"), any ambiguities or inconsistencies in construction of the Plan shall be interpreted to give effect to such intention, and if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3. The Board and the Committee each may from time to time adopt rules and regulations under, and amend, the Plan in furtherance of the intent of the foregoing.

       16. AMENDMENT AND DISCONTINUATION OF THE PLAN. Either the Board or the Committee may from time to time amend the Plan or any Option; provided, however, that, except to the extent provided in Section 10, no such amendment may, without approval by the stockholders of the Company, (a) materially increase the benefits accruing to participants under the Plan, (b) materially increase the number of securities which may be issued under the Plan, or (c) materially modify the requirements as to eligibility for participation in the Plan; and provided further, that, except to the extent provided in Section 9, no amendment or suspension of the Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Optionee without the consent of such Optionee. Shareholder approval also shall be required for any amendment to the Plan if and to the extent such approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted.

       17. EFFECTIVE DATE. The Plan became effective on February 15, 1996 and is hereby amended and restated effective as of November 21, 1996. No Options shall be granted and the Plan shall terminate if the Plan is not approved by the affirmative votes of the holders of a majority of the total votes eligible to be cast at a legal meeting of the Company shareholders, or any adjournment thereof or by written consent of the holders of a majority of the Shares entitled to vote, at or before the first meeting of Company shareholders in 2001 at which directors are to be elected (the "Reliance Period Expiration Date"). Any Options granted prior to the Reliance Period Expiration Date shall be effective when granted (unless with respect to any Option, the Committee specifies otherwise at the time of grant) and may be exercisable after the Reliance Period Expiration Date.

                                 AMERIPATH, INC.
                      THIS PROXY IS SOLICITED ON BEHALF OF
                      THE BOARD OF DIRECTORS OF THE COMPANY

         The undersigned, a stockholder of AMERIPATH, INC., a Delaware corporation (the "Company"), hereby appoints James C. New and Robert P. Wynn, and each of them, as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 5, 1999 at 11:00 a.m., local time, and at any adjournments or past postponements thereof.

                       (COMPLETE AND SIGN ON REVERSE SIDE)

A [X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

         The Board of Directors unanimously recommends a vote FOR each proposal below.

1. ELECTION OF DIRECTORS

   [ ] VOTE FOR all nominees listed,         [ ] WITHHOLD AUTHORITY TO VOTE
       except as marked to the                   for all nominees
       contrary below (if any)



   NOMINEES: THOMAS S. ROBERTS
             TIMOTHY M. KILPATRICK, M.D.

INSTRUCTION: To withhold authority to vote for any nominee(s), write that nominee's name in the space provited below.

             --------------------------------------------------------------

2. Proposal to Approve the Company's Amended and Restated 1996 Stock Option
   Plan.

   [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

3. Upon such other matters as may properly come before such Annual Meeting or any adjournments or postponements thereof. In their direction, the proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES IN PROPOSAL 1 ABOVE AND "FOR" APPROVAL OF PROPOSAL 2.

         The undersigned hereby acknowledges receipt of (1) the Notice of Annual Meeting and Proxy Statement for the 1999 Annual Meeting and (2) the Company's 1998 Annual Report to Stockholders.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.

(Signature)                      (Signature if held jointly)
           ----------------------                           --------------------

Dated:                        1999
      ------------------------

IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even though you now plan to attend the meeting. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When shares are held by joint tenants, both should sign. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.